Exhibit 99.2

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems International Announces Pricing of

$200 Million Private Offering of 4.25% Convertible Senior Notes

ENGLEWOOD, CO — (March 9, 2016) CSG Systems International, Inc. (NASDAQ:CSGS) today announced the pricing of $200 million aggregate principal amount of 4.25% Convertible Senior Notes due 2036 (the “notes”) in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  CSG also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $30 million aggregate principal amount of the notes, solely to cover over-allotments, if any.  The notes will be CSG’s senior unsecured obligations.

The offering is expected to close on March 15, 2016, subject to customary closing conditions, and is expected to result in approximately $194.1 million net proceeds to CSG (or approximately $223.2 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discount and estimated offering expenses payable by CSG.

CSG expects to use all or substantially all (depending on the final purchase price) of the net proceeds from the offering of the notes to repurchase approximately $106 million aggregate principal amount of its 3.0% Senior Subordinated Convertible Notes due 2017 (the “2017 Notes”) in separate transactions that were negotiated concurrently with this offering. In such transactions, CSG expects to purchase $40 million aggregate principal amount of 2017 Notes for $72.7 million on March 15, 2016, and expects to purchase the balance of $66 million aggregate principal amount of 2017 Notes on April 8, 2016 at a formula price based on the average daily volume weighted-average prices of CSG’s common stock over a 20 trading day period beginning on March 10, 2016. Assuming that the average daily volume weighted-average prices equaled the last reported sale price of CSG’s common stock on March 9, 2016, the total purchase price for this additional $66 million aggregate principal amount of 2017 Notes would be approximately $120 million. CSG intends to use the remainder of the net proceeds, if any, for general corporate purposes, which may include additional repurchases of outstanding 2017 Notes. Any repurchase of the 2017 Notes could have affected or may have the effect of raising or maintaining the market price of CSG’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of CSG’s common stock.  This activity could also indirectly have affected the initial conversion price of the notes.

The notes will bear interest at a rate of 4.25% per year and interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016.  The notes will mature on March 15, 2036 unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding December 15, 2035, other than during the period from, and including, December 15, 2021 to the close of business on the business day immediately preceding March 15, 2022, the notes will be convertible at the option of the note holders only upon the satisfaction of specified conditions and during certain periods.  During the period from, and including, December 15, 2021 to the close of business on the business day immediately preceding March 15, 2022 and on or after December 15, 2035, note holders may convert all or any portion of their notes at the conversion rate at any time regardless of these conditions. CSG will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of CSG’s common stock, or a combination thereof, at CSG’s election. The notes will be convertible at an initial conversion rate of 17.4642 shares of CSG’s common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $57.26 per share of CSG’s common stock and represents an approximately 40% premium over the closing price of CSG’s common stock of $40.90 on March 9, 2016.

Holders may require CSG to repurchase the notes for cash on each of March 15, 2022, March 15, 2026 and March 15, 2031, in each case at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, holders may require CSG to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date.

CSG may not redeem the notes prior to March 20, 2020.  On or after March 20, 2020, CSG may redeem for cash all or part of the notes if the last reported sale price of CSG’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which CSG provides notice of redemption. On or after March 15, 2022, CSG may redeem for cash all or part of the notes regardless of the sales price condition described in the preceding sentence. In each case, the redemption price will equal the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

For notes converted in connection with certain fundamental changes occurring prior to March 15, 2022, CSG will, under certain circumstances, increase the conversion rate for the converted notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.  This press release does not constitute an offer to purchase or a solicitation of an offer to sell any 2017 notes or underlying securities.  The notes and any shares of CSG’s common stock underlying such notes have not been registered under the Securities Act, or any applicable state securities laws, and the notes will be offered only to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act.  Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act and Securities Exchange Act of 1934, as amended, which may be identified by words like “intend,” “expect,” ”will,” “estimate,” and similar expressions, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. With respect to the offering, such factors, risks and uncertainties include whether CSG will consummate the offering on the terms contemplated or at all and the anticipated use of proceeds from the offering.  Other factors, risks and uncertainties include, but are not limited to: 1) CSG derived approximately fifty percent of its revenues from its three largest clients for the year ended December 31, 2015; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to its financial position and results of operations; 2) continued market acceptance of CSG’s products and services; 3) timing and success of previously announced client customer account migrations to CSG’s billing platform; 4) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner; 5) CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations; 6) CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry; 7) CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility; 8) increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector; 9) CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals; 10) CSG’s ability to protect its intellectual property rights; 11) CSG’s ability to maintain a reliable, secure computing environment; 12) CSG’s ability to conduct business in the international marketplace; 13) CSG’s ability to comply with applicable U.S. and international laws and regulations; and 14) fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.  This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission.  CSG undertakes no obligation to update or revise any forward-looking statements.

About CSG International

CSG Systems International, Inc. (NASDAQ:CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Charter Communications, Comcast, DISH, Orange, Reliance, SingTel Optus, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

For more information, contact:

Liz Bauer, Investor Relations
CSG Systems
Phone: (303) 804-4065
E-mail: liz.bauer@csgi.com

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